EXHIBIT 10.3
SECURITY AGREEMENT

This Security Agreement is made and entered into as of October 15, 2013, by and among Wound Management Technologies, Inc., a Texas corporation (“WTI”), Wound Care Innovations, LLC, a Nevada limited liability company (“WCI”), Resorbable Orthopedic Products, LLC, a Texas limited liability company (“ROP”), and BioPharma Management Technologies, Inc., a Texas corporation (“BMT”), and Brookhaven Medical, Inc., a Delaware corporation (“Lender”), to record the grant of a security interest in all of the tangible and intangible assets of Borrowers (as defined below) as further described herein.  WTI, WCI, ROP and BMI are sometimes each referred to herein as a “Borrowers”, and collectively, as the “Borrowers”.  Borrowers and Lender are sometimes each referred to herein as a “Party”, and collectively, as the “Parties”.

RECITALS

A.           Contemporaneously herewith: (i) the Parties have executed and delivered a Drawdown Loan Agreement, of even date herewith (the “Loan Agreement”); (ii) Borrowers executed and delivered to Lender a Secured Convertible Drawdown Promissory Note, of even date herewith, in the principal amount of up to Two Million and No/00 U.S. Dollars ($2,000,000) (the “Note”); and (iii) Lender advanced $100,000 to Borrowers under the Note and has agreed to make the additional advances as described in the Note.

B.           To induce Lender to make the loan evidenced by the Note, Borrowers have agreed to grant a security interest in the Assets of the Borrowers to secure Borrowers’ obligations to Lender under the Note, subject to and subordinated only to the first priority security interest previously granted by Borrowers to Lender pursuant to the Security Agreement dated October 15, 2013 by and between Borrowers and Lender, granting a security interest in all of the Collateral described therein (the “First Lien”).

Agreement

For value received, and to induce Lender to make the loan evidenced by the Note, the Parties hereby agree as follows:

1.         Definitions.  As used in this Security Agreement, the defined terms set forth in the Loan Agreement shall have the same meanings as attributed therein.  As used herein, “Inventory” shall mean all products and all supplies sold by Borrowers to their customers in the ordinary course of business.  In addition, as used in this Security Agreement, (a) the words “include” and “including” always are without limitation, (b) words in the singular number include words in the plural number and vice versa, (c) the word “days” refers to calendar days, including Saturdays, Sundays, and holidays, (d) the word “law” includes a local, state, or national code, rule, treaty, statute, ordinance, or regulation and the common law arising from final, nonappealable decisions of governmental authorities and state or federal courts in the United States of America, in each case as amended or modified through the date of application to this Security Agreement, (e) the word “property” includes both tangible and intangible property, unless the context otherwise requires, (f) the word “person” includes a trust, corporation, partnership, joint venture, association, limited liability company, unincorporated organization, public body or authority, and a governmental authority, as well as a natural person, (g) the term “governmental authority” includes a government, a central bank, a public body or authority, and any governmental body, agency, authority, department, or subdivision, whether domestic or foreign or local, state, regional, or national, (h) the word “costs” includes all fines, penalties, interest, internal expenses, amounts paid in settlement, fees, costs, and expenses of appraisers, broker-dealers, collection agents, and supersedeas bonds, costs and expenses of holding and preserving the Collateral and preparing it for sale, and attorneys’ fees, costs, and expenses, whether incurred before or after demand for payment or the commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, bankruptcy, arbitration, administrative, or judgment-execution proceedings, and (i) “business day” means any day that is not a Saturday, Sunday, or holiday observed by national banking associations in Fort Worth, Texas.  All references to any agreement or instrument, including references to any of the Loan Documents, include every modification, amendment, extension, and renewal of the agreement or instrument.  Unless the context otherwise indicates, all other uncapitalized terms that are contained in this Security Agreement and are defined in the UCC will have the meanings provided for in the UCC (if the term is defined in Article 9 of the UCC differently than another article of the UCC, the term will have the meaning provided in Article 9 of the UCC).

2.         Grant and Perfection of Security Interest.  To secure the full and punctual payment and performance of the Obligations, Borrowers hereby grant to Lender a continuing and unconditional security interest in the Collateral, subject to and subordinated only to the First Lien.  From time to time at the request of Lender, Borrowers shall execute, deliver, file, and record all assignments, notices of lien, financing statements, continuation statements, statements of change, certificates of title, patents, copyrights and trademark filings and other documents, pay the cost of preparing, processing, and filing or recording them in every place specified by Lender, and do all other acts and things as Lender may request from time to time to create, perfect, and preserve a valid security interest in the Collateral, free from all other Liens, except for the First Lien and as expressly allowed in writing by Lender or as permitted under the Loan Documents, to secure the full and punctual payment and performance of the Obligations or to enable Lender to exercise and enforce Lender’s rights and powers under this Security Agreement with respect to the Collateral.  Lender shall furnish to Borrowers a copy of any UCC financing or continuation statement filed by Lender with respect to the security interests granted by this Security Agreement.

At the request and option of Lender, Borrowers shall use all commercially reasonable efforts to take any and all reasonable action requested by Lender that is necessary or useful for the attachment, perfection, and priority of, and the ability of Lender to enforce, Lender’s security interest in any and all of the Collateral, including (a) obtaining (in form and substance reasonably acceptable to Lender) all waivers, consents, and approvals from each person that Lender deems reasonably necessary, (b) executing, delivering, and where appropriate, filing financing statements and related amendments under the UCC, to the extent if any, that any Borrower’s signature is required, (c) complying with any law, if compliance with the law is a condition to the attachment, perfection, or priority of, or ability of Lender to enforce, its security interest in that Collateral, and (d) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if the notation is a condition to the attachment, perfection, or priority of, or ability of Lender to enforce, its security interest in that Collateral.

3.         Representations and Warranties.  Borrowers represent and warrant that as of the date of this Security Agreement:

(a)         Borrowers have the authority to grant to Lender a security interest in the Collateral pursuant to this Security Agreement;

(b)         Borrowers have not filed any financing statements in any public office covering any of the Collateral (except for the First Lien);

(c)         Borrowers are the sole legal and equitable owner of all the Collateral, except for the First Lien and the security interests granted to Lender in this Security Agreement;

(d)         This Security Agreement has been duly authorized, executed, and delivered on behalf of Borrowers and constitutes a valid and binding agreement that is enforceable against Borrowers by Lender in accordance with its terms, except to the extent limited by bankruptcy, insolvency, debtor relief, and other laws of general application affecting the enforcement of creditors’ rights and debtors’ obligations;

(e)         The Collateral is free and clear of all Liens, charges, and assessments of every kind and nature, except for:  (i) liens for taxes and assessments of governmental authorities that are not yet due and for which adequate reserves are recorded in Borrowers’ books of account; (ii) security interests granted in favor of Lender or allowed in writing by Lender; and (iii) the First Lien.

(f)         Borrowers’ chief executive offices and the places where Borrowers keep the Collateral that is not in Lender’s possession (if any) and all the records pertaining to the Collateral are at the addresses of Borrowers listed in Section 13 of this Security Agreement, except as set forth on Schedule 3(f) hereto;

(g)         The exact legal name and state of organization of each Borrower is as set forth in the first paragraph of this Security Agreement, and Borrowers do not transact any business under any name other than the exact legal name set forth in the first paragraph of this Security Agreement; and

(h)         The execution, delivery, and performance of this Security Agreement by Borrowers: (i) have been duly authorized by all requisite corporate action of Borrowers; (ii) will not result in the creation of any Lien on any property of Borrowers (other than the security interests created pursuant to this Security Agreement); (iii) will not contravene the articles of incorporation or bylaws or articles of formation or company agreement, as applicable, of Borrowers; (iv) do not require any consent, filing, approval, or other action by or with any person; (v) will not accelerate the maturity or time for performance of any Indebtedness of Borrowers; and (vi) will not constitute a breach, a default, or an event that (with notice, lapse of time, or both) would be a breach or default, under any order, decree, lease, judgment, agreement, or instrument to which any Borrowers is a party or otherwise subject.

4. Affirmative Covenants.  Until the Obligations have been paid in full, or Lender has converted the Note as provided in the Note, Borrowers shall (a) furnish to Lender any information received by Borrowers pertaining to claims made by third parties to the Collateral, (b) promptly notify Lender after Borrowers learn of any event that would constitute an Event of  Default, (c) promptly pay all Indebtedness in accordance with the terms of the Loan Documents, (d) conduct and maintain their affairs and business according to their usual and ordinary course, maintain themselves at all times as a legal entity organized and existing in good standing under the laws of their respective States of organization, and comply with all laws applicable to the Collateral, (e) keep books, records, and accounts that fairly reflect all dealings and transactions related to the Collateral and to Borrowers’ business and activities, permit Lender or its agents or representatives, at any time during normal business hours, to copy, examine, and make extracts from all of Borrowers’ records pertaining to the Collateral, and compile, prepare, and furnish to Lender all data, reports, schedules, information, and certificates concerning the Collateral as Lender may reasonably request from time to time, (f) promptly pay all filing, recording, and certification fees and charges and other direct costs incurred by Lender to perfect the security interests created by this Security Agreement, whether incurred before or after the date of this Security Agreement, (g) maintain insurance on the Collateral against all risks to which the Collateral may be exposed, with all such insurance policies to name Lender as an additional insured and loss payee as its interests may appear, (h) defend their title or interest in the Collateral against any and all Liens, charges, offsets, defenses, and assessments of every kind and nature, except the First Lien, for Permitted Encumbrances and for Liens which are permitted under the Loan Documents, (i); perform their obligations, under each material contract and other agreement constituting part of the Collateral to ensure that no breach, default, or event of default will occur under such contract or agreement, and (j) maintain insurance coverage for the Inventory, including appropriate product liability in such amounts to fully insure the balance owing under the Note.

Borrowers  acknowledge that Lender has no obligation to preserve the Collateral or to pay taxes, assessments, insurance premiums, and indebtedness secured by a Lien on the Collateral.  Any payments made by Lender or actions taken by Lender to preserve the Collateral will not constitute a cure or waiver of any Default.  Additionally, Borrowers confirm to Lender that Borrowers bear all risk of loss associated with the Collateral and that Lender has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

5.         Negative Covenants.  Without the prior written consent of Lender, which it may withhold in its sole discretion, and except as expressly permitted by the Loan Agreement, Borrowers shall not:

(a)           Take any action or fail to take any action that will impair the rights of Lender in the Collateral;

(b)           Use the Collateral, or permit it to be used, in violation of any law, agreement, or policy of insurance;

(c)           Sell, lease, license, transfer, or otherwise dispose (or offer to do so) of any of the Collateral or any interest in it except in the ordinary course of its business or, as contemplated in the transactions described in Schedule 5(c) attached hereto, without payment in full of the Obligations;

(d)           Grant or transfer any lien, pledge, mortgage, restriction, security interest, or other encumbrance on any of the Assets of the Borrowers, except as permitted under the Loan Documents;

(e)           Enter into any contract, arrangement, or commitment (oral or written) that is reasonably likely to have a material adverse effect on Borrower’s duties or the rights of Lender under the Loan Documents, or that limits, abrogates, or is inconsistent with any of the Loan Documents;

(f)           Except for the First Lien, Permitted Encumbrances and as otherwise permitted under the Loan Documents: (i) borrow on the security of the Collateral from anyone except Lender; (ii) pledge or grant a Lien on the Collateral to anyone except Lender; (iii) permit any levy on the Collateral pursuant to legal process; or (iv) permit any lien, security interest, or encumbrance to attach to any of the Collateral, except for security interests in favor of Lender or expressly allowed in writing by Lender, or as provided herein or in Schedule 5(c) attached hereto;

(g)           Breach or default under the terms of any other Loan Document, except for breaches or defaults which are cured under any applicable cure period; or

(h)           Sell, assign, convey, pledge, transfer, hypothecate, or in any other way encumber or dispose of any Collateral, except in the ordinary course of its business or as permitted under the Loan Documents, without the advance written approval of Lender (which it may withhold in its sole discretion), except for the security interests granted to Lender in this Security Agreement.

6.         Secured  Party Rights.   Lender may elect (but is not obligated) to do any of the following at any time and from time to time:  (a) receive or release other security for payment of any of the Obligations; (b) release any party primarily or secondarily liable for payment of any of the Obligations; (c) apply any other security held by it to the satisfaction of the Obligations; and (d) except for the First Lien and Liens otherwise permitted under the Loan Documents, discharge any Lien on the Collateral that not been expressly allowed in writing by it and pay the costs of insuring, maintaining, and preserving the Collateral; in each case without prejudice to any of its rights under this Security Agreement.

7.         Rights with Respect to Collateral.  As long as an Event of Default has not occurred and is not continuing, Borrowers may use and sell the Collateral in the ordinary course of its business.  If the First Lien has been released, if an Event of Default has occurred, and until the Obligations have been fully paid, Borrowers shall hold all cash or other property that they receive as a payment or other distribution in respect of the Collateral under an express trust for the sole benefit of Lender and deliver that cash or other property to Lender within 48 hours after Borrowers receive it, in the form received (except for any endorsement or assignment required to transfer it to Lender), for application to payment of the Obligations.

8.       Events of Default.  The occurrence of any event that constitutes an Event of Default as set forth in the Loan Agreement shall constitute a Default under this Security Agreement.  In addition, the following events or conditions shall constitute a Default:  (a), a levy, execution, or attachment on any of the Collateral by a third party other than Lender; (b) the transfer or disposition of any Collateral, except as expressly permitted by this Security Agreement or the other Loan Documents; or (c) except as otherwise permitted under the Loan Documents, Lender at any time receives a report from a Texas state registry indicating that Lender’s security interest in some or all of the Collateral is not prior to all other security interests or other interests reflected in the report, and such situation is not cured within ten (10) days following written notice by Lender to Borrowers of such situation.

9.         Default Remedies.  At any time after a Default, Lender may elect (but is not obligated) to do any of the following:

(a)         Upon written notice to Borrowers, accelerate the maturity date of the Obligations and declare them to be immediately due and payable; and

(b)         Exercise from time to time all rights and remedies of a secured creditor under applicable law, including the UCC.

Lender shall notify Borrowers (either concurrently or promptly thereafter) of any of the preceding actions taken by it, but its failure to do so will not affect the validity of any action taken by it or any of its rights or interests under this Security Agreement.

Lender may exercise any of its rights or remedies serially, wholly, partially, or collectively, and the exercise of any one right does not preclude the exercise of any other right.  Lender has no obligation to attempt to satisfy the Obligations by collecting from any other Person, and Lender may release, modify, or waive any collateral provided by another person to secure any of the Obligations without affecting in any manner Lender’s rights against Borrowers or the Collateral.  Borrowers waive any right they might have to require Lender to pursue any person for any of the Obligations.  Borrowers waive any and all rights that they might have to a judicial hearing in advance of the enforcement of any of Lender’s rights and remedies under this Security Agreement, including Lender’s right after an Event of Default to take immediate possession of the Collateral to exercise Lender’s rights and remedies with respect to the Collateral.

Subject to the rights of the Lender and any successors or assigns to the First Lien, after a Default, Borrowers, at its sole expense and at Lender’s request, shall assemble any Collateral that is not in Lender’s possession and make it available to Lender at a convenient place acceptable to Lender.  Any notice of sale, disposition, or other intended action by Lender that is given to Borrowers at the address for Borrowers listed in this Security Agreement at least ten days before the action is taken will constitute reasonable notice of disposition to Borrowers.  Lender may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim warranties of title and other warranties without adversely affecting the commercial reasonableness of any sale or other disposition of the Collateral.

Lender is not obligated to resort to any Collateral or other assurances of payment in any particular order.  Lender may apply any Proceeds from a disposition of any of the Collateral toward payment of any of the Obligations, in such order of application as Lender elects in its sole discretion, and Borrowers are liable to Lender for any deficiency between the Proceeds realized on any disposition of the Collateral and the amount of Obligations remaining unpaid.  Borrowers promptly shall pay to Lender, on demand, all costs incurred by Lender in connection with the enforcement, interpretation, and administration of its rights under this Security Agreement.

Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled, including all costs and expenses that Lender is permitted to deduct from such proceeds pursuant to this Security Agreement and all reasonable fees and disbursements of any attorneys employed by Lender to collect such deficiency.

10.           Power of Attorney.  Borrowers irrevocably appoint Lender as its agent and attorney-in-fact with full power and authority and with full power of substitution, whether or not any Default exists, to sign on behalf of Borrowers any registration, notice of lien, financing statement, or other document covering the Collateral as Lender reasonably considers necessary in its sole discretion to create, perfect, and preserve a valid security interest in the Collateral in favor of Lender, and, after a Default, to do any of the following as fully as Borrowers lawfully might do:

(a)           At Lender’s sole expense and to make claims with respect to the Collateral under any insurance policy of Borrowers and to otherwise act to collect any insurance proceeds with respect to the Collateral

(b)           Exchange, surrender, or substitute any Collateral;

(c)           Renew or extend any liability owing to Borrowers under any Collateral;

(d)           Defend, settle, prosecute, or compromise any claim, action, or proceeding with respect to the Collateral;

(e)           Transfer the record title or ownership of any Collateral into the name of Lender or Lender’s nominee;

(f)           Sell, assign, pledge, indorse, transfer, grant a security interest in, and make any agreement with respect to, any of the Collateral;

(g)           Demand, collect, receive, and apply to any of the Obligations, in any order of application that Lender elects in its sole discretion, all Proceeds and payments or monies due or to become due to Borrowers in respect of the Collateral; and

(h)           Endorse and collect all items, checks, drafts, orders, and instruments for the payment of money that are payable to Borrowers on account of the Collateral and come into the possession of Lender, to give full discharge for same, and to apply all amounts collected to the Obligations in any order of application that Lender elects in its sole discretion.

This power of attorney is a power coupled with an interest.  Lender is under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Lender in this Security Agreement and is not liable for any failure to do so or any delay in doing so.  Lender is not liable for any act, mistake, omission, or error of judgment in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct.

11.         Termination.  This Security Agreement and the security interests of Lender under it will terminate when the all the Obligations have been paid in full in cash or the Note has been converted into shares of WTI’s Class C Convertible Preferred Stock in accordance with the terms of the Note, but only if Borrowers do not file (and none of the creditors of Borrowers file against them), within 91 calendar days after the first date when all the Obligations are paid and performed in full, a petition seeking relief under any bankruptcy, insolvency, reorganization, or debtor relief law and a claim for recovery or repayment of any amount paid on the Obligations or for avoidance of any security interest in the Collateral.  An affidavit or written statement of Lender, or any duly appointed agent or attorney-in-fact for Lender, that shows or asserts that any of the Obligations remain unpaid will constitute presumptive evidence of the continuing effectiveness of this Security Agreement and the security interests of Lender under it, and any interested person is authorized to rely on it.   When all of the Obligations have been fully paid (or the Note has been converted in accordance with its terms), Lender promptly shall: (i) deliver to Borrowers the original Note, marked “cancelled”; and (ii) assign, indorse, deliver and transfer to Borrowers, against receipt, without recourse to or warranty by Lender, any and all Collateral (if any) that is then held by Lender under this Security Agreement and has not been sold or otherwise applied pursuant to the terms of this Security Agreement.  On termination of this Security Agreement and at the request and at the expense of Borrowers, Lender shall terminate all effective financing statements in favor of Lender (other than the First Lien if the obligations secured thereunder remain outstanding) that are then on file or recorded with respect to the Collateral.

12.           Legal Proceedings.  The validity, construction, interpretation, and enforceability of this Security Agreement are governed by the laws of the State of Texas and the federal laws of the United States of America, excluding the laws of those jurisdictions relating to resolution of conflicts with laws of other jurisdictions and except to the extent the UCC provides for the application of the law of another state.  Borrowers and Lender consent to the personal jurisdiction of the state and federal courts in the State of Texas, stipulate that the proper and convenient venue for any legal proceeding between them that pertains to either this Security Agreement or any of the Collateral is the State Court for Tarrant County, Texas, and waive any defenses, whether asserted by motion or pleading, that this venue is improper or inconvenient.

Except as expressly prohibited by law, Borrowers waive any right they might have to claim or recover any special, exemplary, punitive, or consequential damages or any damages other than, or in addition to, actual damages.  Borrowers certify that neither Lender nor any agent, attorney, or representative of Lender has represented, expressly or otherwise, that Lender would not seek to enforce the foregoing waivers or other waivers contained in this Security Agreement, and acknowledges that Lender has relied on, among other things, the foregoing waivers and certification.

In any legal proceeding between Borrowers and Lender that arises out of this Security Agreement and pertains to the validity or enforcement of this Security Agreement or Lender’s security interests in the Collateral granted under it, the non-prevailing party will reimburse the prevailing party for all reasonable costs incurred by the prevailing party as a result of the legal proceeding.  If Lender becomes a party to any legal proceeding arising out of this Security Agreement that is initiated by any person other than Borrowers and that pertains to the validity or enforcement of this Security Agreement or Lender’s security interests in the Collateral granted under it, Borrowers shall reimburse Lender for all reasonable costs incurred by it in connection with the legal proceeding, regardless of who prevails.

BORROWERS KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THEIR RIGHT TO A JURY TRIAL IN ANY LAWSUIT BY LENDER TO ENFORCE THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

13. Notices.  Every notice, consent, or approval required or permitted under this Security Agreement will be valid only if it is in writing (whether or not this Security Agreement expressly states that it must be in writing), delivered personally or by telecopy, commercial courier, or first class, postage prepaid United States mail (whether or not certified or registered and regardless of whether a return receipt is received or requested by the sender) and addressed by the sender to the party who is the intended recipient at its address listed in this Security Agreement, or to any other address as the party may have previously designated by written notice given to the other party in accordance with this section.  A validly given notice will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first class, postage prepaid United States mail.  Each party promptly shall notify the other of any change in its mailing address listed in this Security Agreement.  Each notice, consent, or approval sent by telecopy must be confirmed by United States mail in the manner provided in this section to be valid.  The current mailing addresses and telecopy numbers for Borrowers and Lender are as follows:

(a)	If to Lender:

Brookhaven Medical, Inc.
11 Paces West Drive
Atlanta, Georgia 30327
Attention:  John Feltman

With a copy to:

Robert Altenbach, Esq.
3050 Peachtree Road, Suite 360
Atlanta, Georgia  30305

(b)           If to Borrowers:

c/o Wound Management Technologies, Inc.
777 Main Street
Suite 3100
Ft. Worth, Texas  76102
Attention:  Robert Lutz

With a copy to:

Richard F. Dahlson, Esq.
Jackson Walker L.L.P.
901 Main Street, Suite 6000
Dallas, Texas  75202

14.           Waiver and Amendment; Assignment.

(a)           A waiver, amendment, modification, or termination of this Security Agreement will be valid and effective only if it is in writing and signed by Borrowers and Lender.  In addition, a written waiver by Lender of a Default under this Security Agreement will not operate as a waiver of any other Default or of a succeeding Default under the same provision or as a waiver of the provision itself.  A delay, omission, or course of dealing on the part of Lender in exercising any right, power, or remedy will not operate as a waiver of it, except when this Security Agreement expressly requires the right, power, or remedy to be exercised within a specified time, and a single or partial exercise by Lender of any right, power, or remedy does not preclude any further exercise of it or the exercise of any other right, power, or remedy.  Lender’s exercise or failure to exercise any right, power, or remedy does not constitute a waiver of any Default by Borrowers under this Security Agreement.  This Security Agreement is not assignable (by operation of law or otherwise) by Borrowers without the advance written approval of Lender, which it may withhold in its sole discretion.

(b)           The assignment of this Security Agreement by Borrowers without the advance written approval of Lender will constitute a Default by Borrowers and will be invalid and unenforceable as to Lender.

(c)           Lender may assign its rights and interests under this Security Agreement, and if Lender assigns those rights and interests, Borrowers shall render performance under this Security Agreement to the assignee.

15.           Miscellaneous.  Time is of the essence with respect to the performance of Borrowers’ obligations under this Security Agreement.  This Security Agreement will become effective on the date stated at the end of it, when it has been signed by Borrowers and Lender.  When any provision of this Security Agreement requires or prohibits action to be taken by a person, the provision applies regardless of whether the action is taken directly or indirectly by the person.  The headings preceding the sections of this Security Agreement are solely for convenient reference and neither constitute a part of this Security Agreement nor affect its meaning, interpretation, or effect. This Security Agreement inures to the benefit of Lender and its assignees and successors in interest and is binding on Borrowers and its assignees and successors in interest and shall bind all persons that become bound as a debtor to this Security Agreement.  No reference in this Security Agreement to “Proceeds” authorizes any sale, transfer, or other disposition of any Collateral by Borrowers except in the ordinary course of its business.  Each provision of this Security Agreement should be construed and interpreted so it is valid and enforceable under applicable law.  If a provision of this Security Agreement (or the application of it) is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of this Security Agreement and will not affect the validity or interpretation of the other provisions of this Security Agreement or the application of that provision to a person or circumstance to which it is valid and enforceable.

IN WITNESS WHEREOF, the Parties have caused this Security Agreement to be executed by their respective duly authorized officers, as of the date first above-written.

WITNESS: By: /s/ Robert E. Altenbach Name: Robert E. Altenbach	BROOKHAVEN MEDICAL, INC. By: /s/ John D. Feltman John D. Feltman, Chairman, CEO
WITNESS: By: /s/ Richard Dahlson Name: Richard Dahlson	WOUND MANAGEMENT TECHNOLOGIES, INC. By: /s/ Robert H. Lutz, Jr. Robert H. Lutz, Jr., Chief Executive Officer and President
WITNESS: By: /s/ Richard Dahlson Name: Richard Dahlson	WOUND CARE INNOVATIONS, LLC By: /s/ Robert H. Lutz, Jr. Robert H. Lutz, Jr., Chief Executive Officer
WITNESS: By: /s/ Richard Dahlson Name: Richard Dahlson	RESORBABLE ORTHOPEDIC PRODUCTS, LLC By: /s/ Robert H. Lutz, Jr. Robert H. Lutz, Jr., President
WITNESS: By: /s/ Richard Dahlson Name: Richard Dahlson	BIOPHARMA MANAGEMENT TECHNOLOGIES, INC. By: /s/ Robert H. Lutz, Jr. Robert H. Lutz, Jr., President